EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF

                          ANACONDA VENTURE CORPORATION

                                       I.

          The name of this corporation is ANACONDA VENTURE CORPORATION.

                                       II.

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The name and address in the State of California for this corporation's initial agent for service of process is Patrick Boyd, 19900 MacArthur Boulevard, Suite 660, Irvine, California 92612.

                                       IV.

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 50,000,000.

                                       V.

         No director of this corporation shall be personally liable for monetary damages in any action brought by or in the right of the corporation for breach of such director's duties to the corporation or its shareholders; provided, however, that the foregoing shall not limit or eliminate the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law, (ii) for acts or omissions that a

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director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) with regard to contracts or obligations described under Section 310 of the California Corporations Code, as amended or (vii) under Section 316 of the California Corporations Code. Additionally, the foregoing limitation of liability shall not limit the liability of a director for any act or omissions occurring prior to the date when this provision becomes effective and this limitation of liability shall not eliminate or limit the liability of an officer for any act or omission as an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper have been ratified by the directors.

                                       VI.

         This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

         Any  amendment,  repeal,  or  modification  of any  provisions  of this
Article VI shall not adversely affect any rights or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

February 14, 2000                   /s/ Patrick R. Boyd
-----------------                   -------------------
                                    Patrick R. Boyd, Incorporator







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                                FEBRUARY 17, 2000

INCORPORATED UNDER THE LAWS                           OF THE STATE OF CALIFORNIA
Number                                                                  Share(s)
      ---------------------                           --------------------

                         ANACONDA VENTURE CORPORATION
               Authorized Capital Stock: 50,000,000 Common Shares

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS MORE PARTICULARLY SET FORTH ON THE REVERSE SIDE OF THIS CERTIFICATE.

THIS CERTIFIES THAT______________________ is the registered holder of ___________ Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this_______________day of_________________A.D.________________






-----------------------                                  -----------------------
SECRETARY                                                              PRESIDENT

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For value received_____________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN

___________SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND, IF REQUIRED, DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN, MAY NOT BE TRANSFERRED IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER REPRESENTS AND WARRANTS TO THE ISSUER THAT THE ACQUISTION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS MADE FOR INVESTMENT AND NOT WITH A VIEW TOWARDS DISTRIBUTION.


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